Exhibit 10.10
Purchase Contract
Seller: Sinosteel Company	Contract Number:ZGTJ20100903-01
Buyer: Baosheng Steel Products Co.,Ltd
Place of sign: Hexi zone, Tianjin
Date:

1.	Product Name, Number, Price Per Unit
Product Name	Brand	Manufacturer	Specification Type	Unit	Number	Price Per Unit	Total Amount	Delivery date

Hot- rolled steel		Guofeng		ton
Hot- rolled steel		Ganglu		ton
Total amount: fifty six millions RMB
2.	Quality Standard: Quality standard subject to manufacture execution standard
3.
Seller’s responsibility for the quality of product and due: Keep product when there is a dispute on product, both side should verify the fact. The seller need to claim compensation from the steel mill, and render to the buyer.

4.
Natural wear and tear standard & compute method: This product is a loss-free product, the pound measurement is subject to steel mill standard in accordance with national regulations of pounds measurement. (peer measurement +-3%)

5.	Delivery Location: Steel mill pick up cargo by Buyer who is responsible for all transportation cost
6.	Delivery method, Port destination and transportation cost: Buyer responsible
7.
Payment method: acceptance draft. If need cash settlement, Prices adjusted accordingly by acceptance draft. Meanwhile,the price is temporary, the definitive price is subject to Steel mill’s monthly settle price at the end of each month.

8.	The liability for breach of contract: according to The Contract Law of the People’s Republic of China.
9.
Contract dispute resolution: At the time of contract, the both party shall seek solution regarding the dispute of the contract. If they fail to reach an agreement, the buyer shall make a Prosecution to the seller’s local court.

10.	The contract valid period: one month
11.	Other Matters not mentioned herein, if any, maybe consulted by parties hereto.

Seller: Sinosteel Company	Buyer: Dachang Hui Autonomous County Baosheng
Steel Products Co.,Ltd
Company Address:	Company Address:
Legal Representative:	Legal Representative:
Assignee:	Assignee:
Tel:	Tel:
Tax No.:	Tax No.:
Opening Bank:	Opening Bank:
Account:	Account:
Zip Code:	Zip Code: